UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2016

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Officer

On June 30, 2016, the Board of Directors (the “Board”) of Catabasis Pharmaceuticals, Inc. (the “Company”) appointed Deirdre A. Cunnane, the Company’s Senior Vice President and General Counsel, as the Company’s principal financial officer until a Chief Financial Officer is named.  Ms. Cunnane, 51, has served as the Company’s Senior Vice President and General Counsel since November 2015.  Prior to joining the Company, Ms. Cunnane served as General Counsel at Advanced Technology Ventures, or ATV, from January 2006 to October 2015, and at Lightstone Ventures, or Lightstone, from its founding in January 2012 until October 2015. Prior to ATV and Lightstone, Ms. Cunnane was an investment officer at BancBoston Ventures and Deputy General Counsel at BancBoston Capital. Ms. Cunnane started her law career with, and later became a Partner in, Goodwin Procter, LLP’s corporate department. Ms. Cunnane holds a J.D. from Boston College Law School and a B.S. in Finance from the Boston College School of Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: July 1, 2016	By:	/s/ Jill C. Milne

Jill C. Milne
President and Chief Executive Officer